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EXHIBIT 8.2

Holmes Funding Limited	Holmes Funding Limited
Abbey National House	Abbey National House
2 Triton Square	2 Triton Square
Regent's Place	Regent's Place
London NW1 3AN	London NW1 3AN

Sender's Reference: SYL/DER	Sender's Reference: SYL/DER

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20 June 2007

Holmes Funding Limited	Your reference
Abbey National House
2 Triton Square	Our reference
Regent's Place	SYL/DER
London NW1 3AN	Direct line
020 7090 3848
Holmes Master Issuer plc
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

Dear Sirs,

US$6,254,400,000 Callable Asset Backed Class A Notes, Class B Notes, Class M Notes, Class C Notes and Class D Notes (the “Notes”)

Registration Statement on Form S-3 (File No. 333-139944)

1.	We have acted as English legal advisers to Holmes Funding Limited (the “Registrant”) and to Holmes Master Issuer plc (the “Company”), in connection with the above-referenced Registration Statement in respect of the proposed issue of the Notes by the Company.

2.	Based on certain assumptions, including the listing of the Notes on a recognised stock exchange, and subject to the reservations below, we confirm and adopt our opinions as set forth in the prospectus relating to the Notes (the “Prospectus”) under the headings “United Kingdom tax status” and “United Kingdom taxation”, to the extent that they constitute matters of law or legal conclusions with respect thereto.

3.	The opinion set forth is subject to the following reservations:
(a)	the statements concerning United Kingdom tax consequences contained in the Prospectus do not purport to discuss all possible United Kingdom tax ramifications of the proposed issuance and are limited to the matters expressly referred to in those statements; and

(b)	our opinion is confined to the matters expressly referred to at paragraph 2 above and is based on United Kingdom law and H.M. Revenue & Customs practice as at today’s date. For the avoidance of doubt, we do not express any opinion on

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the laws of any jurisdiction other than the United Kingdom, or in relation to any United Kingdom tax or legal aspects other than the matters expressly referred to at paragraph 2 above.

4.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Slaughter and May under the captions “United Kingdom tax status” and “United Kingdom taxation” in the Prospectus. In giving such consent, we do not admit that we are “experts”, within the meaning of the term used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

5.	This opinion shall be governed by and construed in accordance with English law.

Yours faithfully,

/s/ SLAUGHTER AND MAY

Slaughter and May